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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the inclusion in this Joint Proxy Statement/Prospectus contained in a Registration Statement on Form S-4 related to the merger of Community Health Systems, Inc. with Hallmark Healthcare Corporation of our report, dated August 12, 1994, on the consolidated financial statements of Hallmark Healthcare Corporation and to all references to our firm included in this Joint Proxy Statement/Prospectus.



ARTHUR ANDERSEN & CO.


Atlanta, Georgia

August 22, 1994